                                                                    EXHIBIT 2.1

                           STOCK PURCHASE AGREEMENT



                                  DATED AS OF

                                AUGUST 26, 1997

                                    BETWEEN

                            PH HOLDING CORPORATION

                                      AND

                              DOCKS U.S.A., INC.

                               TABLE OF CONTENTS

ARTICLE I..............................................................................    1
 SALE AND PURCHASE OF THE SHARES.......................................................    1
 1.01   Shares to be Sold..............................................................    1
 1.02   Consideration..................................................................    1
 1.03   Earnest Money..................................................................    1

ARTICLE II.............................................................................    1
 THE CLOSING...........................................................................    2
 2.01   Time and Place.................................................................    2
 2.02   Deliveries by Seller...........................................................    2
 2.03   Deliveries by Purchaser........................................................    2

ARTICLE III............................................................................    2
 REPRESENTATIONS AND WARRANTIES OF SELLER..............................................    2
 3.01   Power to Sell the Shares.......................................................    2
 3.02   Corporate Organization.........................................................    2
 3.03   Due Authorization and Execution; Valid and Binding Agreement; No Violation.....    3
 3.04   Capitalization.................................................................    3
 3.05   Consents and Approvals of Governmental Authorities.............................    4
 3.06   Financial Statements...........................................................    4
 3.07   No Undisclosed Liabilities.....................................................    4
 3.08   Absence of Certain Changes.....................................................    4
 3.09   Real Property Owned by the Company.............................................    6
 3.10   Maintenance of Stores and Equipment............................................    6
 3.11   Real Property Leases...........................................................    6
 3.12   No Condemnation or Expropriation...............................................    7
 3.13   Trademarks and Tradenames......................................................    7
 3.14   Litigation.....................................................................    7
 3.15   Subsidiaries...................................................................    7
 3.16   Taxes..........................................................................    7
 3.17   Employee Benefits..............................................................    9
 3.18   Bank Accounts..................................................................   10
 3.19   Compliance with Law............................................................   10
 3.20   Insurance......................................................................   10
 3.21   Labor Difficulties.............................................................   11
 3.22   Contracts......................................................................   11
 3.23   Transactions with Certain Persons..............................................   12


 3.24   Environmental Disclaimer.......................................................   12
 3.25   Suppliers......................................................................   13

                                       ii


 3.26   Title to Assets................................................................   13
 3.27   Inventory......................................................................   13
 3.28   No Other Representations or Warranties; Disclaimer.............................   14

ARTICLE IV.............................................................................   15
 REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................   15
 4.01   Corporate Organization; Etc....................................................   15
 4.02   Authorization, Etc.............................................................   15
 4.03   No Violation...................................................................   15
 4.04   Consents and Approvals of Governmental Authorities.............................   16

ARTICLE V..............................................................................   16
 CONDUCT OF BUSINESS PENDING THE CLOSING...............................................   16
 5.01   Regular Course of Business.....................................................   16
 5.02   Amendments.....................................................................   16
 5.03   Capital Changes................................................................   16
 5.04   Other Actions..................................................................   16
 5.05   Facilities Matters.............................................................   16
 5.06   Approval and Consultation......................................................   16
 5.07   No Agreements..................................................................   16

ARTICLE VI.............................................................................   17
 COVENANTS OF THE PARTIES..............................................................   18
 6.01   Reasonable Access..............................................................   18
 6.02   Confidentiality................................................................   18
 6.03   Hart-Scott-Rodino Act..........................................................   19
 6.04   Records; Access by Seller......................................................   19
 6.05   Regulatory and Other Authorizations and Consents...............................   19
 6.06   Employment and Employee Benefits...............................................   20
 6.07   No Public Announcement.........................................................   20
 6.08   Certain Indebtedness...........................................................   20
 6.09   Consent Leases.................................................................   19
 6.10   Long John Silver...............................................................   21
 6.11   Further Assurances.............................................................   24
 6.12   Supplements to Schedules.......................................................   24
 6.13   Tax Matters....................................................................   24
 6.14   Acquisition Proposals..........................................................   25
 6.15   Reserve........................................................................   26

                                      iii

ARTICLE VII.............................................................................  27
 MUTUAL CONDITIONS......................................................................  27
 7.01   Hart-Scott-Rodino Act...........................................................  28
 7.02   Orders; Etc.....................................................................  28

ARTICLE VIII............................................................................  28
 CONDITIONS TO PURCHASER'S OBLIGATIONS..................................................  28
 8.01   Representations and Warranties True.............................................  28
 8.02   Performance.....................................................................  28
 8.03   Certificates....................................................................  28
 8.04   Indemnity.......................................................................  28
 8.05   Resignation.....................................................................  28
 8.06   Auchan Letter...................................................................  27
 8.07   Legal Opinions..................................................................  27
 8.08   Regulatory and other Authorizations and Consents................................  27
 8.09   Material Adverse Change.........................................................  27

ARTICLE IX..............................................................................  29
 CONDITIONS TO SELLER'S OBLIGATIONS.....................................................  29
 9.01   Representations and Warranties True.............................................  29
 9.02   Performance.....................................................................  29
 9.03   Certificates....................................................................  30
 9.04   Legal Opinions..................................................................  28

ARTICLE X...............................................................................  30
 SURVIVAL AND INDEMNIFICATION...........................................................  30
 10.01  Survival........................................................................  30
 10.02  Indemnification by Seller.......................................................  30
 10.03  Indemnification by Purchaser....................................................  30
 10.04  Limitations on Indemnification..................................................  31
 10.05  Conditions of Indemnification...................................................  31

ARTICLE XI..............................................................................  32
 TERMINATION AND REMEDIES...............................................................  32
 11.01  Termination.....................................................................  32
 11.02  Remedies........................................................................  32

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                                       iv

ARTICLE XII............................................................................   34
 MISCELLANEOUS PROVISIONS..............................................................   34
 12.01   Commissions and Finders' Fees.................................................   34
 12.02   Amendment and Modification....................................................   33
 12.03   Waiver of Compliance..........................................................   34
 12.04   Expenses......................................................................   35
 12.05   Notices.......................................................................   35
 12.06   Assignment....................................................................   36
 12.07   Governing Law.................................................................   36
 12.08   Counterparts..................................................................   37
 12.09   Effectiveness; Binding Effect.................................................   37
 12.10   Headings......................................................................   35
 12.11   Entire Agreement..............................................................   37
 12.12   Third Parties.................................................................   37
 12.13   No Recourse Against Others....................................................   37
 12.14   Mutual Agreement..............................................................   38
 12.15   Severability..................................................................   38

                                   SCHEDULES
                                   ---------

3.03   Agreements Requiring Consent, Notification, Etc. (Seller)
3.05   Consents and Approvals of Governmental Authorities
3.07   Certain Liabilities
3.08   Certain Changes
3.09   Owned Real Property
3.10   Certain Maintenance
3.11   Real Property Leases
3.12   Condemnations
3.13   Trademarks and Tradenames
3.14   Litigation
3.15   Subsidiaries
3.16   Taxes
3.17   Employee Benefits
3.18   Bank Accounts
3.19   Compliance with Law
3.20   Insurance
3.21   Labor Difficulties
3.22   Material Contracts
3.23   Related Party Transactions
3.25   Suppliers
3.27   Inventory
4.03   Agreements Requiring Consent, Notification, Etc. (Purchaser)
4.04   Consents and Approvals of Governmental Authorities (Purchaser)
5.05   Facilities Matters
6.08   Certain Indebtedness
6.09   Consent Leases
6.13   Tax Matters
8.06   Auchan Letter
8.07   Legal Opinions (Counsels to Seller, the Company and Auchan)
9.04   Legal Opinions (Counsel to Purchaser)

                           STOCK PURCHASE AGREEMENT
                           ------------------------

          STOCK PURCHASE AGREEMENT dated as of August 26, 1997 between PH Holding Corporation, a North Carolina corporation ("Purchaser") and Docks U.S.A., Inc., a Nevada corporation ("Seller").

          Seller owns an aggregate of 500 shares of Common Stock, $1.00 par value per share (the "Shares"), of Lil' Champ Food Stores, Inc., a Florida corporation (the "Company"), constituting all of the outstanding capital stock of the Company. This Agreement sets forth the terms and conditions upon which Purchaser will purchase the Shares from Seller. In consideration of the mutual agreements contained herein, the parties agree as follows:

                                   ARTICLE I
                        SALE AND PURCHASE OF THE SHARES
                        -------------------------------

          1.01   SHARES TO BE SOLD. Subject to the terms and conditions of this
                 -----------------
Agreement, at the Closing provided for in Section 2.01 hereof (the "Closing"), Seller shall sell, transfer and deliver the Shares to Purchaser, and Purchaser shall purchase the Shares from Seller, free and clear of any Encumbrance (as hereinafter defined), and upon such transfer Purchaser shall have good title to all of the Shares.

          1.02   CONSIDERATION. Subject to the terms and conditions of this
                 -------------
Agreement, as consideration for the Shares, Purchaser will at the Closing (a) pay to Seller in cash an aggregate of $132,700,000; and (b) repay all outstanding indebtedness under the Credit Agreements (as hereinafter defined).

          1.03   EARNEST MONEY. Simultaneously with the execution and delivery
                 -------------
of this Agreement, Purchaser is depositing $4,000,000 (the "Earnest Money") by wire transfer at Purchaser's expense to Societe Generale, New York Branch to be held pursuant to the Escrow Agreement of even date herewith (the "Escrow Agreement") among Purchaser, Seller and Societe Generale, New York Branch as Escrow Agent. If the Closing occurs, the Earnest Money, together with all interest earned thereon, shall be applied to the purchase price payable by Purchaser pursuant to Section 1.02 hereof and shall be released to Seller at Closing. If the Closing does not occur, the Earnest Money and all interest earned thereon shall be held pursuant to the Escrow Agreement until final disposition thereof in accordance with Article XI hereof and the terms of the Escrow Agreement.

                                   ARTICLE II
                                  THE CLOSING
                                  -----------

          2.01   TIME AND PLACE. The Closing of the transactions contemplated by
                 --------------
this Agreement will take place at the offices of Bureau Francis Lefebvre-New York, 712 Fifth Avenue, New York at 10:00 A.M. local time, on the Closing Date (as hereinafter defined). Subject to Section 11.01 hereof and the satisfaction or waiver of the conditions set forth in Articles VII, VIII and IX, the Closing shall occur on October 31, 1997, or on such other date as the parties shall mutually agree. The date of the Closing is hereinafter sometimes referred to as the "Closing Date".

          2.02   DELIVERIES BY SELLER. At the Closing, Seller shall deliver the
                 --------------------
following: (a) the certificate representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank; and (b) the various certificates, documents and instruments referred to in Article VIII hereof.

          2.03   DELIVERIES BY PURCHASER. At the Closing, Purchaser shall
                 -----------------------
deliver the following: (a) the consideration set forth in Section 1.02(a) hereof, by wire transfer of funds to an account designated by Seller in writing at least three days prior to the Closing; (b) the consideration set forth in
Section 1.02(b) hereof, by wire transfer of funds to the accounts designated by the lending banks named in the Credit Agreements at least three days prior to the Closing; and (c) the various certificates, documents and instruments referred to in Article IX hereto.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

          Seller represents and warrants to Purchaser as follows:

          3.01   POWER TO SELL THE SHARES. Seller has the power to and at the
                 ------------------------
Closing shall, sell, assign, transfer and deliver to Purchaser good title to the Shares, free and clear of all claims, charges, security interests, liens, pledges, mortgages, assessments, options and encumbrances (collectively "Encumbrances"), and with no restriction on the voting rights and other incidents of record ownership pertaining thereto.

          3.02   CORPORATE ORGANIZATION. Seller is a corporation validly
                 ----------------------
existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder. The Company is a corporation validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and corporate authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the ownership of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the financial condition, business, operations or prospects of the Company (a "Material Adverse Effect").

          3.03   DUE AUTHORIZATION AND EXECUTION; VALID AND BINDING AGREEMENT;
                 -------------------------------------------------------------
NO VIOLATION. The execution, delivery and performance by Seller of this
------------
Agreement have been duly authorized by all necessary corporate action required by law or Seller's organizational documents. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery by Purchaser, constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms. Except as set forth on Schedule 3.03, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will violate any provision of the organizational documents of Seller or the Company, or, to the knowledge of Seller, violate any law or regulation applicable to Seller or the Company, or, to the knowledge of Seller, violate, or be in conflict with, or constitute a default under, or cause the amendment, modification or acceleration of, or give any party the right to amend, modify or refuse to perform, or modify the time within which duties are to be performed or rights or benefits are to be received under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or asset of Seller or the Company under, any lease, agreement, understanding, restriction or commitment or any judgment, decree, or order of any court or governmental or regulatory authority or agency to which Seller or the Company is a party or by which Seller or the Company is bound, or to which the property of Seller or the Company is subject, except for minor violations, conflicts or defaults which would not have a Material Adverse Effect. As used in this Agreement, "knowledge of Seller" shall mean the actual knowledge of the executive officers of Seller or the actual knowledge after reasonable inquiry of the executive officers of the Company (i.e. Eddie Jackson, Victor Jackson and Dale Fish).
 ----

          3.04   CAPITALIZATION. The authorized capital stock of the Company
                 --------------
consists of 500 shares of Common Stock, $1.00 par value, of which 500 shares are issued and outstanding and none are issued and held in treasury. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable; and all such shares are owned beneficially and of record by Seller. There are no outstanding (a) securities convertible into, exchangeable for or evidencing the right to purchase any capital stock of the Company; (b) options, warrants, calls or other rights to purchase or subscribe to the Company's capital stock or securities convertible into, exchangeable for or evidencing the right to purchase any shares of the Company's capital stock; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such other securities evidencing the right to purchase any such options, warrants or rights.

          3.05   CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except as
                 --------------------------------------------------
disclosed on Schedule 3.05, to the knowledge of Seller, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby or is required for the continued operation of the Company's business after the Closing.

          3.06   FINANCIAL STATEMENTS. Seller has heretofore delivered to
                 --------------------
Purchaser: (i) a balance sheet of the Company as at December 28, 1996, December 30, 1995 and December 31, 1994, and statements of operations, cash flow and stockholders' equity for each of the fiscal years then ended, audited by the Company's independent public accountants; and (ii) an audited balance sheet of the Company as at May 31, 1997 (the "Balance Sheet") and audited statements of income, cash flow and stockholders' equity for the five-month period then ended. Such balance sheets of the Company and the notes thereto present fairly the financial position of the Company as at the respective dates thereof, and such statements of operations, cash flow and stockholders' equity of the Company and the notes thereto present fairly the results of operations, cash flow and stockholders' equity of the Company for the periods therein referred to; all in accordance with generally accepted accounting principles consistently followed throughout the periods involved.

          3.07   NO UNDISCLOSED LIABILITIES. To the knowledge of Seller, except
                 --------------------------
as disclosed on Schedule 3.07 or otherwise in this Agreement and the Schedules hereto, the Company has no material liabilities which are not reflected or reserved against in the Balance Sheet, except for liabilities incurred in the ordinary course of business consistent with past practice since the date thereof. The Company has no unamortized liabilities for rebates under any gasoline supply agreements except as disclosed on Schedule 3.07.

          3.08   ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule
                 --------------------------
3.08, to the knowledge of Seller, since the date of the Balance Sheet, the Company has conducted its business in the ordinary course consistent with past practice (except for reasonable activities relating to the proposed sale of the Company), and the Company has not (a) suffered any material adverse change in its financial condition, business, operations or prospects, provided that Seller makes no representations with respect to business or economic conditions which are generally applicable to companies in the Company's industry, or suffered any material damage or destruction to its assets, which is not covered by insurance;
(b) sold, assigned or transferred any material assets of the Company, other than in the ordinary course of business consistent with past practice; (c) amended, canceled, surrendered or terminated any indebtedness, claim or material contract, license or instrument or other right material to the Company nor has any third party amended, canceled, surrendered or terminated any indebtedness, claim or material contract, license or instrument or other right material to the Company; (d) failed to repay any material obligation of the Company when due; (e) made any change in its accounting methods, principles, or practices materially affecting its financial condition, results of operations or business; (f) made any material revaluation of any of its assets, including without limitation, any material write-offs, material increases in any reserves or any write-up of the value of inventory, property, plant, equipment or any other asset; (g) incurred any damage, destruction or loss (whether or not covered by insurance) affecting any facility maintained by the Company or any other material asset of the Company which would have a Material Adverse Effect;
(h) voluntarily created any mortgage lien or any other Encumbrance with respect to any assets of the Company except for Encumbrances described in Sections 3.09 (other than mortgage liens) and 3.26 hereof; (i) declared, set aside or paid any dividend or other distribution or payment (whether in cash, stock or property) with respect to the capital stock or other equity securities of the Company or redeemed, purchased or otherwise acquired any of the securities of the Company or made any other payment to any stockholder of the Company in its capacity as a stockholder or repaid any intercompany indebtedness; (j) incurred any indebtedness for borrowed money or made any commitment to incur indebtedness for borrowed money except pursuant to commitments or credit facilities existing on the date of the Balance Sheet and set forth on Schedule 3.22 (the "Credit Agreements"); (k) increased the compensation of officers or employees (including any such increase pursuant to a modification or amendment to any bonus, pension, profit-sharing or other plan or commitment) or granted any severance, change of control or termination pay, except for increases in compensation in the ordinary course of business, consistent with past practice or as required by law or any existing agreement and except for cost-of-living or minimum wage adjustments and other similar increases consistent with past practice; (l) added or modified any employee benefit plans or arrangements or granted any bonus, incentive compensation, service, award or other like benefit to any officer or employee except in accordance with and as required by the terms of plans or arrangements disclosed on Schedule 3.17; (m) assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation (except for travel, entertainment or other similar advances to officers, directors or employees of the Company in the ordinary course of business consistent with past practice); (n) purchased or acquired any material assets, except in the ordinary course of business consistent with past practice;
(o) settled any material litigation, other than with respect to matters fully covered by insurance (except for deductibles and other immaterial amounts) or with respect to which the Company is indemnified by a tobacco company; (p) entered into any material contract, except in the ordinary course of business consistent with past practice; (q) entered into any new transaction with any affiliate of the Company; or (r) failed to pay estimated taxes timely in an amount to avoid penalties and interest thereon, or failed to accrue any tax liability incurred since the date of the Balance

Sheet in the ordinary course of business consistent with the Company's past practice between year-end audits.

          3.09   REAL PROPERTY OWNED BY THE COMPANY. Schedule 3.09 lists all
                 ----------------------------------
real property owned by the Company (collectively the "Real Estate"). The Company has good, valid and marketable title in fee simple to all of the Real Estate subject to: (a) the exceptions shown in the deeds, title insurance policies and abstracts relating to the Real Estate, which have been made available for review by Purchaser, provided that with respect to mortgage liens, all the indebtedness underlying such liens has been repaid in full except as described on Schedule 3.09; (b) liens for taxes and assessments not yet delinquent; (c) survey exceptions, reciprocal easements relating to underground tanks located on adjacent properties, and encroachments, including encroachments by retention ponds, drain fields and septic systems which do not materially interfere with the present use by the Company of the Real Estate, taken as a whole; (d) mechanics', carriers', workers', repairers' and other similar liens or encumbrances arising or incurred in the ordinary course of business; (e) condemnations, expropriations and takings referred to in Schedule 3.12; (f) leases to third parties reflected on Schedule 3.11; and (g) such other liens, leases, imperfections in title, charges, easements, restrictions, rights-of-way, licenses, reservations, encumbrances and other matters as do not materially interfere with the present use by the Company of the Real Estate, taken as a whole. Except as set forth on Schedule 3.09, neither the Company nor any third party holds any option to purchase or sell any store or any interest in the Real Estate.

          3.10   MAINTENANCE OF STORES AND EQUIPMENT. Except as disclosed on
                 -----------------------------------
Schedule 3.10, and except for events of Force Majeure (as hereinafter defined) occurring after the date of this Agreement, since the date of the Balance Sheet, the Company has performed in all material respects maintenance and made capital expenditures in accordance with past practice and in accordance with the Company's capital budget, a copy of which is annexed to Schedule 3.10. As used in this Agreement, "Force Majeure" shall mean any cause beyond the reasonable control of Seller or the Company, including, without limitation, acts of God, hurricanes, riots, fires, floods, unusually severe weather, curtailment or termination of sources or supplies of energy or power, inability to obtain or delay in obtaining services, materials or supplies, embargoes or acts of governmental authorities.

          3.11   REAL PROPERTY LEASES. Schedule 3.11 lists all leases, as
                 --------------------
amended through the date hereof (each, a "Lease"), pursuant to which the Company leases real property from or to other parties. Except as set forth on Schedule 3.11, true, complete and correct copies of all the Leases have been made available for review by Purchaser. The Company is the holder of the tenant's interest under each Lease as to which it is the lessee. Except as set forth on
Schedule 3.11, there are no existing defaults by the Company or, to the knowledge of Seller, any other party thereunder and no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by the Company or, to the knowledge of Seller, any other party, except such defaults, events of default or other events which would not result in damages or loss of properties or rental income which would have a Material Adverse Effect.

          3.12   NO CONDEMNATION OR EXPROPRIATION. Except as disclosed on
                 --------------------------------
Schedule 3.12, neither the whole nor any portion of the Real Estate or any leasehold of the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Seller, has any such condemnation, expropriation or taking been proposed.

          3.13   TRADEMARKS AND TRADENAMES. Schedule 3.13 lists the registered
                 -------------------------
or unregistered trademarks and tradenames held by the Company and pending registrations by the Company of trademarks and tradenames (the "Marks"). Except as set forth on Schedule 3.13, the Company owns or possesses the exclusive right to use all the Marks except for rights of others which would not have a Material Adverse Effect. No person has the right to receive from the Company any royalty or similar payment in respect of the Marks. All of the Marks are valid and enforceable rights of the Company and will not be affected by the transactions contemplated by this Agreement (not including any action taken by Purchaser). To the knowledge of Seller, the Company has not transferred any rights in the Marks to any third party. No proceedings have been instituted or are pending or to the knowledge of Seller threatened which challenge the validity of the Company's use of any such trademark or trade name. Except as set forth on Schedule 3.13, Seller has no knowledge of any infringing use of any of the Marks by any other person.

          3.14   LITIGATION.  Except as disclosed on Schedule 3.14, there
                 ----------
is no action, suit, arbitration or proceeding pending or, to the knowledge of Seller, threatened against the Company, which, if adversely determined against the Company, would have a Material Adverse Effect or which challenges the validity or propriety of the transactions contemplated by this Agreement which could have a Material Adverse Effect. Except as set forth on Schedule 3.14, to the knowledge of Seller, neither the Company nor any of its assets or properties is subject to any order, judgment, injunction or decree. To the knowledge of Seller, there is no investigation pending or threatened which, if adversely determined against the Company, would have a Material Adverse Effect.

          3.15   SUBSIDIARIES. Except as disclosed on Schedule 3.15, the Company
                 ------------
has no subsidiaries and does not own or have the power to vote or to acquire equity interests or any option, right, warrant or other right or instrument convertible into or exchangeable or exercisable for any such equity interest of any entity, corporate or otherwise.

          3.16   TAXES. The Company has filed all federal, state and local tax
                 -----
returns
required to be filed by it and, except as disclosed on Schedule 3.16, has duly paid all taxes shown to be due on such tax returns. The provisions for taxes reflected in the Balance Sheet are reasonable. There are no pending actions or proceedings for the assessment or collection of taxes from the Company and, except as disclosed on Schedule 3.16, there is currently no active or ongoing tax audit. Schedule 3.16 lists the periods through which the Company's tax returns have been examined or audited by the Internal Revenue Service or other appropriate taxing authority. Except as set forth on Schedule 3.16, all deficiencies and assessments asserted as a result of such examinations or other audits by federal, state or local taxing authorities have been paid and fully settled and no issue or claim has been asserted in writing for taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency, other than those heretofore paid. Except as set forth on
Schedule 3.16, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return for any period. The Company has delivered to Purchaser true, complete and correct copies of all the income tax returns of the Company for the last three taxable years for which such tax returns have been filed. The Company is not required to file tax returns in any foreign, state or local jurisdiction for any tax period except in those foreign, state and local jurisdictions in which it has filed. The Company has paid or accrued as "Income taxes payable", "Other taxes payable" or "Deferred income taxes payable" in the Current Liabilities section on the Balance Sheet (i) all taxes (including interest, penalties or additions) for all taxable periods ended on or prior to the date of the Balance Sheet and (ii) all taxes (including interest, penalties or additions) properly apportionable to any day through the date of the Balance Sheet (apportioned as if the date of the Balance Sheet were the end of a taxable year or period) for all taxable years or periods including, but not ending on, the date of the Balance Sheet, except that Seller makes no representation or warranty with respect to the matter covered by
Section 6.13(e). There are no liens for taxes (other than current taxes not yet due and payable) upon the assets of the Company except property tax liens which are immaterial in amount. The Company has collected all sales, use and value added taxes required to be collected, and has remitted on a timely basis such amounts to the appropriate governmental authorities and has furnished properly completed exemption certificates for all exempt transactions and the Company has properly withheld income and social security taxes with respect to all persons properly characterized as employees for federal, state or local tax purposes. Except as set forth on Schedule 3.16, the Company is not a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement. The Company has not taken any action that would require an adjustment pursuant to Section 481 of the Code, by reason of a change in accounting method or otherwise. The Company has not filed a consent under
Section 341(f)(1) of the Code or agreed to have the provisions of Section 341(f)(2) of the Code applied to any disposition of "subsection (f) assets" as such term is defined in Section 341(f)(4) of the Code. The Company has delivered to Purchaser true and complete copies of all agreements, arrangements and understandings, including, without limitation, employment agreements, deferred compensation agreements, bonus arrangements, severance agreements, and incentive agreements in which the Company could be obligated to make any payments that would not be deductible under Section 280G of the Code.

          3.17   EMPLOYEE BENEFITS.
                 -----------------
                 (a) Schedule 3.17 contains a complete list of all Employee Benefit Plans (as hereinafter defined) and all fringe benefits provided by the Company to its employees. For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA). Copies of (i) all Employee Benefit Plans, (ii) all related trust agreements, insurance contracts and summary plan descriptions, (iii) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years for each Employee Benefit Plan and (iv) the most recent determination letters (if applicable) issued by the Internal Revenue Service with respect to each Employee Benefit Plan have been made available for review by Purchaser. To the knowledge of Seller, except as set forth on Schedule 3.17, each Employee Benefit Plan has been administered in accordance with its terms and the Company has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto and all such amounts are fully deductible. To the knowledge of Seller, the Company has made no commitments to make any voluntary contributions to or to voluntarily fund any Employee Benefit Plans except as set forth in Schedule 3.17. To the knowledge of Seller, the Company and all Employee Benefit Plans are in compliance with the currently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.
                 (b) Except as set forth in Schedule 3.17, to the knowledge of Seller, there are no investigations by any governmental entity, termination proceedings or other claims, suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan.
                 (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and, to the knowledge of Seller, such revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and, except as set forth on Schedule 3.17, no act or omission has occurred, that would adversely affect its qualification or increase its cost.
                 (d) At no time has the Company been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).
                 (e) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), excluding continuation of health coverage required to be continued under Section 4980B of the Code or state insurance law and benefits provided pursuant to defined contribution retirement plans (as defined in Section 414(i) of the Code).
          (f) Except as set forth in Schedule 3.17 no act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company that would subject the Company to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code, the imposition of which would have a Material Adverse Effect.
          (g) To the knowledge of Seller, there exists no liability of the Company under any insurance policy or similar arrangement procured in connection with an Employee Benefit Plan in the nature of a retroactive rate adjustment or loss sharing arrangement.
          (h) None of the persons performing services for the Company have been improperly classified as independent contractors or have been exempt from the payment of wages for overtime.
          (i) The Company has no intention or commitment to create any additional Employee Benefit Plan or to modify or change any existing Employee Benefit Plan so as to increase benefits to participants or the cost of maintaining the Plan.

     3.18 BANK ACCOUNTS.  Schedule 3.18 sets forth the names of all banks, trust
          -------------
companies, savings and loan associations, brokerage houses and other financial institutions at which the Company maintains accounts or safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     3.19 COMPLIANCE WITH LAW. Except as set forth on Schedule 3.19 or otherwise
          -------------------
in this Agreement and the Schedules hereto, to the knowledge of Seller, the Company is in compliance with all laws, ordinances, regulations, and orders applicable to it, the failure to comply with which would have a Material Adverse Effect. Except as set forth on Schedule 3.19, all licenses, franchises, permits and other governmental authorizations held by the Company are valid and sufficient to permit the operations thereof except where the failure to hold such licenses, franchises, permits and other governmental authorizations would not have a Material Adverse Effect. Except as set forth on Schedule 3.19 or otherwise in this Agreement and the Schedules hereto, (a) there are no citations, fines or penalties heretofore asserted against the Company under any federal, state or local law or regulation which remain unpaid or which otherwise bind any assets material to the Company, and (b) the Company has not received any unresolved notice from any federal, state or local governmental authority with respect to any violation of any federal, state or local law or regulation which, if resolved against the Company, would have a Material Adverse Effect. Nothing in this Section 3.19 shall be construed as a representation or warranty with respect to any "Environmental Condition" (as hereinafter defined).

          3.20 INSURANCE.  Schedule 3.20 contains a list of all policies of
               ---------
fire,
liability, workers' compensation and other forms of insurance owned or held by or for the benefit of the Company, except title insurance and Employee Benefit Plans, and all letters of credit and surety bonds maintained by the Company. The Company has paid all premiums due under such policies. All such policies, letters of credit and bonds are in full force and effect, and no notice of cancellation or termination has been received with respect to any such policy. Except as disclosed on Schedule 3.20, there are no risks which the Company has designated as being self-insured. The amount and nature of the Company's self insurance reserves, as set forth on the Balance Sheet, have been calculated in accordance with customary actuarial practice.

               3.21   LABOR DIFFICULTIES.  Except as set forth on Schedule 3.21
                      ------------------
or otherwise in this Agreement and the Schedules hereto: (a) to the knowledge of Seller, the Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, employee health and safety, and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice, wrongful termination or employment discrimination (age, sex, race or otherwise) charge or complaint against the Company pending or to the knowledge of Seller, threatened;
(c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting the Company; (d) to the knowledge of Seller, no representation question exists respecting the employees of the Company; (e) no grievance or arbitration proceedings arising out of or under collective bargaining agreements is pending and, to the knowledge of Seller, no claim therefor exists; (f) no collective bargaining agreement which is binding on the Company restricts it from relocating or closing any of its operations; and (g) to the knowledge of Seller, no organizational effort has been or is being made by or on behalf of any labor union with respect to any employees of the Company.

               3.22   CONTRACTS.  Schedule 3.22 lists (a) each material, written
                      ---------
contract or agreement to which the Company is party and which cannot be terminated without fee or penalty on notice of 30 days or less; (b) all contracts or agreements containing covenants not to compete or rights of first refusal; (c) all debt agreements or instruments and guarantees to which the Company is a party or bound; and (d) any employment or consulting agreement with any present or former director, officer or employee of the Company which remains an executory contract (each of which is herein referred to as a "Material Contract") other than real property leases referred to in Section 3.11. Each Material Contract is valid, binding and enforceable against the Company and, to the knowledge of Seller, each other party thereto in accordance with its terms. Except as set forth on Schedules 3.03 and 3.22, there is not, with respect to the Material Contracts, any existing default, or event of default by the Company or, to the knowledge of Seller, any other party, or event which with or without due notice or lapse of time or both would constitute a default or event of default on the part of the Company, except such defaults or events of default on the part of the Company or, to the knowledge of the Company, any other party and other events which would not have a Material Adverse

Effect.

               3.23   TRANSACTIONS WITH CERTAIN PERSONS.  Except as set forth on
                      ---------------------------------
Schedule 3.23, to the knowledge of Seller: (a) there are no agreements between the Company and any stockholder, affiliate, director, officer (or any member of an officer's immediate family) or employee of the Company; and (b) no stockholder, affiliate, director, officer (or any member of an officer's immediate family) or employee of the Company has any interest in any property used by the Company in the conduct of its business.

               3.24   ENVIRONMENTAL DISCLAIMER. PURCHASER ACKNOWLEDGES THAT,
                      ------------------------
HAVING BEEN GIVEN THE OPPORTUNITY TO CONDUCT ITS OWN ENVIRONMENTAL DUE DILIGENCE WITH RESPECT TO THE COMPANY'S REAL PROPERTY AND BUSINESS, PURCHASER IS RELYING SOLELY ON ITS OWN DUE DILIGENCE AND NOT ON ANY INFORMATION OR REPRESENTATIONS OR WARRANTIES OF SELLER IN CONNECTION WITH ANY PAST OR PRESENT "ENVIRONMENTAL CONDITION" (AS HEREINAFTER DEFINED). PURCHASER AGREES AND ACKNOWLEDGES THAT AS TO ENVIRONMENTAL CONDITIONS, PURCHASER IS ACQUIRING THE SHARES AND THE COMPANY "AS IS", "WHERE IS", "WITH ALL FAULTS" AND THAT SELLER MAKES NO REPRESENTATION, WARRANTY OR GUARANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR ARISING BY OPERATION OF LAW, IN ANY WAY RELATING TO ANY ENVIRONMENTAL CONDITION AFFECTING ANY OF THE COMPANY'S REAL PROPERTY, WHETHER OWNED OR LEASED, ANY OTHER REAL PROPERTY OR OTHERWISE RELATING TO THE COMPANY. IN THE EVENT THAT ANY INVESTIGATION, REMEDIATION OR OTHER CORRECTIVE ACTION IS AT ANY TIME REQUIRED TO BE PERFORMED AFTER THE CLOSING AS A RESULT OF THE PRESENCE OF ANY ENVIRONMENTAL CONDITION, PURCHASER ACKNOWLEDGES AND AGREES THAT ANY SUCH INVESTIGATION, REMEDIATION OR CORRECTIVE ACTION SHALL BE PERFORMED BY THE COMPANY AND/OR PURCHASER AT ITS AND/OR THEIR SOLE COST AND EXPENSE, AND THAT SELLER HAS NO DUTY OR OBLIGATION TO PERFORM OR CAUSE TO BE PERFORMED ANY SUCH INVESTIGATION, REMEDIATION OR CORRECTIVE ACTION OR TO INDEMNIFY PURCHASER FOR, OR CONTRIBUTE TO THE COMPANY'S OR PURCHASER'S COST OF, SUCH INVESTIGATION, REMEDIATION OR CORRECTIVE ACTION. PURCHASER, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, RELEASES AND RELINQUISHES ALL CLAIMS, RIGHTS OF INDEMNIFICATION OR CONTRIBUTION, CAUSES OF ACTION OR DEMANDS (INCLUDING, WITHOUT LIMITATION, FOR ATTORNEYS' AND ENVIRONMENTAL CONSULTANTS'
FEES), WHICH PURCHASER, THE COMPANY OR THEIR RESPECTIVE SUCCESSORS, LEGAL REPRESENTATIVES

OR ASSIGNS NOW HAS OR MAY HAVE OR ALLEGE AGAINST SELLER OR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, BY REASON OF ANY PAST OR PRESENT ENVIRONMENTAL CONDITION BE IT KNOWN OR UNKNOWN, LATENT OR PATENT, OR ANY INVESTIGATION, REMEDIATION OR CORRECTIVE ACTION WHICH MAY BE REQUIRED OR DESIRABLE WITH RESPECT THERETO. AS USED HEREIN, "ENVIRONMENTAL CONDITION" MEANS
(I) ANY ENVIRONMENTAL POLLUTION OR CONTAMINATION OF ANY KIND WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL POLLUTION OR CONTAMINATION FROM ANY SPILL, DISCHARGE, LEAK, EMISSION, ESCAPE, INJECTION, DEPOSIT, EMANATION, DUMPING OR RELEASE OF ANY KIND, IN ANY AMOUNT WHATSOEVER, OR EXPOSURE OF ANY TYPE IN ANY WORKPLACE OR ELSEWHERE OR TO ANY MEDIUM, INCLUDING, WITHOUT LIMITATION, AMBIENT AIR, LAND SURFACE, SUBSURFACE STRATA, SURFACE WATERS (INCLUDING NAVIGABLE AND OCEAN WATERS), SUBSURFACE WATERS (INCLUDING GROUND WATER AND DRINKING WATER SUPPLIES), STREAM SEDIMENT, PLANT OR ANIMAL LIFE, OR ANY OTHER ENVIRONMENTAL OR NATURAL RESOURCE, OR FROM ANY SOURCE, USE, GENERATION, TRANSPORTATION, TREATMENT, DISCHARGE, STORAGE, HANDLING OR DISPOSAL OF WASTE MATERIALS, RAW MATERIALS, HAZARDOUS MATERIALS, HAZARDOUS CONSTITUENTS, TOXIC MATERIALS, PETROLEUM PRODUCTS OR PRODUCTS OR SUBSTANCES OF ANY KIND, OR (II) ANY VIOLATION OF OR NONCOMPLIANCE WITH ANY FEDERAL, STATE OR LOCAL LAW, RULE, REGULATION, ORDER, PERMIT, APPROVAL, AUTHORIZATION, LICENSE OR REGISTRATION RELATING TO THE ENVIRONMENT, NATURAL RESOURCES, PUBLIC OR EMPLOYEE HEALTH OR SAFETY AS A RESULT OF, RELATING TO, OR IN CONNECTION WITH, ANY OF THE FOREGOING, (III) ANY ACCUSATION, ALLEGATION, NOTICE OF VIOLATION, ACTION, CLAIM, LIEN, DEMAND, ABATEMENT, ORDER, JUDGMENT, DECREE, ASSESSMENT OR AWARD BY ANY GOVERNMENTAL AUTHORITY OR ANY OTHER PERSON AS A RESULT OF, RELATING TO, OR IN CONNECTION WITH ANY OF THE FOREGOING.

               3.25   SUPPLIERS.  Schedule 3.25 sets forth (a) the ten largest
                      ---------
suppliers of the Company for the 1996 calendar year other than suppliers of utilities (the "Large Suppliers"), and (b) the amount of such payments to each Large Supplier for the 1996 calendar year. Except set forth on Schedule 3.25, none of the Large Suppliers has canceled or otherwise terminated or, to the knowledge of Seller, threatened to cancel or otherwise terminate its relationship with the Company or, since January 1, 1997, decreased materially, or, to the knowledge of Seller, threatened to decrease or limit materially its services, supplies or materials to the Company, whether as a result of the transactions contemplated by this

Agreement or otherwise.

               3.26   TITLE TO ASSETS.  The Company has good and valid title to
                      ---------------
the assets owned by it, other than the Real Estate, except assets disposed of in the ordinary course of business. None of such assets are subject to any Encumbrance except (a) liens reflected on the Balance Sheet; (b) liens of landlords and liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens incurred in the ordinary course of business; (c) purchase money liens arising or created in the ordinary course of business consistent with past practices; (d) minor imperfections of title, if any, none of which would have a Material Adverse Effect; and (e) liens for taxes not yet due.

               3.27   INVENTORY.  Except as set forth on Schedule 3.27, since
                      ---------
January 1, 1997, the Company has continued to replenish its inventory in the ordinary course of business consistent with past practice and has not made any change in its inventory policies or procedures, including its accounting policies or procedures with respect to inventory.

               3.28   NO OTHER REPRESENTATIONS OR WARRANTIES; DISCLAIMER.
                      --------------------------------------------------
Except for the representations and warranties contained in this Article III, neither Seller, the Company nor any other person acting on behalf thereof (including any of their respective affiliates, officers, directors, employees, agents or representatives) makes any representation or warranty, express, implied, statutory or arising by operation of law, and Seller hereby disclaims any such representation or warranty, whether by Seller, the Company or any of their respective affiliates, officers, directors, employees, agents or representatives or any other person, notwithstanding the delivery or disclosure to Purchaser or any of its affiliates, officers, directors, employees, agents or representatives or any other person of any documentation or other information by Seller, the Company or any of their respective affiliates, officers, directors, employees, agents or representatives or any other person. In connection with Purchaser's investigation of the Company, Purchaser has received from Seller and the Company certain projections, forecasts and business plan information relating to future periods. Purchaser agrees and acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans, that Purchaser is familiar with such uncertainties, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that Purchaser shall have no claim against Seller or any other person with respect thereto. Accordingly, Seller makes no representation or warranty with respect to such projections, forecasts or business plans. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER IS ACQUIRING THE SHARES AND THE COMPANY "AS IS", "WHERE IS" AND "WITH ALL FAULTS", AND SELLER EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR ARISING BY OPERATION OF LAW. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IMPLIED

WARRANTIES OF FITNESS AND MERCHANTABILITY SHALL NOT APPLY. PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL PROVISIONS OF THE FLORIDA DECEPTIVE AND UNFAIR TRADE PRACTICES ACT AND ALL PROVISIONS OF THE GEORGIA UNIFORM DECEPTIVE TRADE PRACTICES ACT, AS AMENDED, TO THE EXTENT APPLICABLE TO THE TRANSACTIONS CONTEMPLATED HEREBY. PURCHASER FURTHER REPRESENTS AND WARRANTS TO SELLER THAT PURCHASER (I) HAS ASSETS OF $5,000,000 OR MORE; (II) HAS KNOWLEDGE OF AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE PURCHASER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT; (III) HAS HAD ACCESS TO ALL FINANCIAL, CORPORATE AND OTHER INFORMATION RELATED TO THE COMPANY AND ITS BUSINESS AND OPERATIONS AND HAS HAD THE OPPORTUNITY TO INTERVIEW AND QUESTION THE COMPANY'S MANAGEMENT CONCERNING THE COMPANY AND ITS BUSINESS AND OPERATIONS; (IV) IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THIS AGREEMENT AND SUCH TRANSACTIONS; AND (V) IS NOT IN A DISPARATE BARGAINING POSITION RELATIVE TO SELLER.

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                         -------------------------------
                                  OF PURCHASER
                                  ------------

                 Purchaser hereby represents and warrants to Seller as follows:

                 4.01 CORPORATE ORGANIZATION; ETC. Purchaser is a corporation
                      ---------------------------
validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and corporate authority to carry on its business as it is now being conducted and to own the properties and assets it now owns and to enter into this Agreement and to perform its obligations hereunder.

                 4.02 AUTHORIZATION, ETC. Purchaser has taken all corporate
                      ------------------
action required by law or its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement, assuming due authorization, execution and delivery by Seller, constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms.

                 4.03 NO VIOLATION.  Except as set forth on Schedule 4.03,
                      ------------
neither the execution and delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated hereby will violate any provision of the organizational documents of Purchaser, or violate, or be in conflict with, or constitute a default under, or cause the amendment, modification or acceleration of, or give any party the right to amend, modify or refuse to perform, or modify the time within which duties are to be performed or rights or benefits are to be received under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or asset of Purchaser under, any lease, agreement, understanding, restriction or commitment or any judgment, decree, or order of any court or governmental or regulatory authority or agency to which Purchaser is a party or by which Purchaser is bound or to which the property of Purchaser is subject.

               4.04   CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES.
                      --------------------------------------------------
Except as disclosed on Schedule 4.04, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

                                   ARTICLE V
                    CONDUCT OF BUSINESS PENDING THE CLOSING

          Pending the Closing, and except as otherwise consented to or approved by Purchaser in writing, Seller agrees to cause the Company to do the following:

               5.01   REGULAR COURSE OF BUSINESS.  The Company shall carry on
                      --------------------------
its business diligently and substantially in the same manner as heretofore conducted, and the Company shall not institute any new methods of purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business. The Company shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its key personnel and to preserve the goodwill of those having business relationships with it, including, without limitation, suppliers.

               5.02   AMENDMENTS.  No change or amendment shall be made in the
                      ----------
organizational documents of the Company.

               5.03   CAPITAL CHANGES.  The Company will not issue or sell any
                      ---------------
shares of its capital stock, rights or options to acquire shares of its capital stock, or other securities, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock, declare or pay any dividends thereon or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto. The Company will not repay any intercompany debt or make any intercompany transfers or payments.

               5.04   OTHER ACTIONS.   The Company shall not take or voluntarily
                      -------------
suffer to
be taken any action which would require disclosure pursuant to Section 3.08.

               5.05   FACILITIES MATTERS.  The Company shall continue its
                      ------------------
retrofit program relating to compliance with the December, 1998 underground storage tank regulations as described on Schedule 5.05, in all material respects, subject to Force Majeure. In addition, the Company shall comply with all applicable laws, regulations and ordinances relating to the environment, except where failure to comply would not have a Material Adverse Effect. In the event of any reportable release of petroleum products at any of the Company's properties, the Company will promptly comply with all reporting requirements and take such other measures as may be necessary to register or continue the registration of such property for state reimbursement programs. The second and third sentences of this Section 5.05 shall not survive the Closing and shall not affect Purchaser's obligations under Section 10.03(b).

               5.06   APPROVAL AND CONSULTATION.  In any instance in which the
                      -------------------------
Company is prohibited by this Article V from taking any action, the Company shall obtain the consent of Peter Sodini or William Flyg of The Pantry, Inc. or, in their absence, Charles Rullman or Jon Ralph of Freeman Spogli & Co., Incorporated, which consent shall not be unreasonably withheld or delayed, prior to taking such action. The Company will notify and consult with Peter Sodini or William Flyg, or in their absence, Charles Rullman or Jon Ralph, prior to (a) closing any store, office or other facility, except as required by applicable law or in the event of casualty or as a result of the expiration of any lease;
(b) entering into any new lease, lease termination agreement or amendment or renewal of any agreement to lease real property; or (c) selling, assigning, subleasing, acquiring or exercising any option with respect to any store, office, or other facility. Purchaser agrees that it has no right to prohibit any action listed in the preceding sentence. This Section 5.06 shall not survive the Closing.

               5.07   NO AGREEMENTS.  The Company will not enter into any
                      -------------
agreement to do any of the things prohibited by this Article V.

                                  ARTICLE VI
                           COVENANTS OF THE PARTIES
                           ------------------------

                 Seller hereby covenants and agrees with Purchaser, and Purchaser hereby covenants and agrees with Seller that:

                 6.01 REASONABLE ACCESS; COOPERATION.  Seller shall cause the
                      ------------------------------
Company to afford up to six authorized representatives of Purchaser at any one time reasonable access to the offices, properties, facilities, agreements, books and records of the Company and to make its officers and key employees reasonably available to answer all questions put to them thereby (all at reasonable times, upon prior notice and in a manner so as not to interfere with the normal business operations of the Company) in order that Purchaser may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company. Seller shall cause the Company to cooperate with representatives of Purchaser to make the Company's officers and key employees reasonably available for meetings outside of the Company's offices (all at reasonable times, upon prior notice and in a manner so as not to interfere with the normal business operations of the Company) at which the number of authorized representatives of Purchaser shall not be limited. Seller shall cause the Company to cooperate with Purchaser and use its reasonable best efforts to make the officers of the Company available for presentations to Purchaser's financing sources and investors. As soon as reasonably practicable, Seller shall furnish Purchaser with the Company's unaudited monthly and quarterly financial statements and weekly sales reports for all periods subsequent to May 31, 1997. Seller makes no representation or warranty with respect to such presentations, statements or reports, and neither Seller, nor if the Closing does not occur, the Company nor its officers, shall have any liability with respect thereto. No investigation pursuant to this Section 6.01 will affect or be deemed to modify any representation or warranty of Seller.

                 6.02 CONFIDENTIALITY.  Each party will hold and will cause its
                      ---------------
consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by such party, and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of the other party and all such documents (including all copies thereof) shall immediately thereafter be returned to the other party upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold such information confidential if it exercises the same care as it takes to preserve the confidentiality of its own similar information. This Section 6.02 is in addition to the provisions of the Confidentiality Agreement dated April 16, 1997 (the "Confidentiality Agreement") to which Purchaser is a party. In the event of any conflict between this Section 6.02 and the Confidentiality Agreement, the Confidentiality Agreement shall prevail.

                 6.03 HART-SCOTT-RODINO ACT.  Each party shall promptly file any
                      ---------------------
Notification and Report Form and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act"), and shall, subject to Section 6.05, use its best efforts to obtain an early termination of the applicable waiting period and make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

                 6.04 RECORDS; ACCESS BY SELLER.  Following the Closing,
                      -------------------------
Purchaser shall afford Seller, its counsel, accountants and other representatives free access to and assistance with the books and records of the Company for periods ending on or before the Closing Date (collectively, the "Records"), upon reasonable notice during normal business hours. Purchaser shall not dispose of any Records for a period of seven (7) years after the Closing Date. Thereafter, Purchaser shall not dispose of any Records until it has given reasonable notice to Seller of its intention to do so and given Seller a reasonable opportunity to take possession of the Records to be disposed of.

                 6.05 REGULATORY AND OTHER AUTHORIZATIONS AND CONSENTS.  Each
                      ------------------------------------------------
party will use all reasonable efforts to obtain the authorizations, consents, approvals, and permits of federal, state or local regulatory bodies and officials or private persons that may be or become necessary for that party in connection with the performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby and will cooperate fully with the other party in promptly seeking to obtain the authorizations, consents, approvals and permits that may be or become so necessary for that other party; provided, however, that, subject to Sections 6.09 and 6.10 neither Purchaser, on the one hand, nor Seller or the Company, on the other hand, shall be obligated to: (a) undertake any additional financial obligation, dispose of any property or surrender any material right; (b) otherwise consent to any arrangement or undertake any obligation which would in its judgment materially adversely affect its business or properties; or (c) consent to the extension of the Closing Date of this Agreement beyond that provided in Section 11.01(c) of this Agreement. Purchaser shall have the right to approve the form of any consent (and related correspondence) distributed by Seller or the Company hereunder, which approval shall not be unreasonably withheld or delayed. The parties hereto will not take any action which will have the effect of delaying, impairing or impeding the receipt of any required authorizations, consents, approvals or permits. Subject to Sections 6.09 and 6.10, neither Purchaser, on the one hand, nor Seller or the Company, on the other hand, shall agree to any modifications nor grant any concessions in order to obtain any consents without the prior approval of Seller or Purchaser, as the case may be.

               6.06 EMPLOYMENT AND EMPLOYEE BENEFITS.
                    ---------------------------------
                    (a) Purchaser presently intends that after the Closing the Company will continue the employment of the officers and employees of the Company employed on the Closing Date, and maintain compensation policies, Employee Benefit Plans and benefit arrangements of the Company at least equal to those presently made available by the Company as described on Schedule 3.17.
                    (b) Any provision of this Agreement to the contrary notwithstanding, Seller shall indemnify Purchaser from any tax, interest or penalty or other amount payable to the Internal Revenue Service with respect to the matter described in paragraph 4 of Schedule 3.17 and Seller shall have the right to control and defend all communications and proceedings with the Internal Revenue Service relating thereto. Seller shall promptly provide to Purchaser all correspondence to and from the Internal Revenue Service in connection with such matter.

               6.07   NO PUBLIC ANNOUNCEMENT.  Except as required by law,
                      ----------------------
neither party hereto shall issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior approval of the other party, which approval shall not be unreasonably withheld.

               6.08   CERTAIN INDEBTEDNESS. Except as set forth on Schedule
                      --------------------
6.08, immediately prior to the Closing, Seller shall repay any indebtedness owed to the Company by Seller or any affiliate of Seller and Seller shall contribute an additional $250,000.00 to the capital of the Company. The Company shall have no obligation to repay any indebtedness, if any, owed to Seller.

               6.09   CERTAIN LEASES.
                      --------------
                      (a) Prior to the Closing, except as otherwise provided in this subsection (a), Seller shall use its reasonable best efforts to obtain the consent of the landlords under the leases specified on Schedule 6.09 (collectively, the "Consent Leases"). The form of consent letter shall be subject to the prior consent of Purchaser, which Purchaser consent shall not be unreasonably withheld or delayed. Seller shall control the process of obtaining consents with respect to the Consent Leases prior to the Closing, however, Seller shall consult with Purchaser prior to soliciting consents with respect to the Consent Leases. If within 10 days after receipt from Seller of the form of consent letter, Purchaser requests in writing to

Seller that Seller not solicit consents with respect to particular Consent Leases, then Seller shall not solicit such consents. In such event, Seller shall have no liability under this Section 6.09 or otherwise relating to the failure to obtain consents with respect to such Consent Leases. Seller shall keep Purchaser apprised of the status of obtaining consents and shall deliver copies of all consents obtained pursuant to this subsection (a) to Purchaser. In obtaining a consent, Seller may not agree to a modification of a lease without the prior written consent of Purchaser.
          (b) If Seller is unable to obtain any consent with respect to a Consent Lease prior to the Closing, then provided all other conditions to Closing have been fulfilled or waived, Purchaser and Seller shall nonetheless be obligated to close the transactions contemplated hereby.
          (c) Subject to the limitations specified below, Seller shall, within ten days after Purchaser's notice to Seller of incurrence of a covered expense, indemnify Purchaser for all amounts paid to landlords by Purchaser (including, without limitation, any increase in rent) and out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and defense costs pursuant to
Section 6.09(d) below) incurred by Purchaser in connection with continuing the Company's tenancy under any Consent Lease by reason of Seller's failure to obtain a consent prior to the Closing.
          (d) Purchaser shall defend in good faith with counsel reasonably acceptable to Seller all litigation or proceedings brought by landlords with respect to Consent Leases as to which Seller failed to obtain a consent. Purchaser shall control all such litigation and proceedings, however, Seller shall be entitled to participate in such defense at its own cost with counsel of its own choosing and Purchaser shall consult with Seller in respect of all major decisions relating to such defense. Purchaser shall not settle any such litigation or proceeding except with the prior written consent of Seller, which shall not be unreasonably withheld or delayed. Moreover, Purchaser and its counsel shall present evidence and justification to Seller in reasonable detail for all amounts for which indemnification is sought under this Section 6.09. This Section 6.09(d) shall only apply to litigation or proceedings for which Seller has an indemnity obligation under Section 6.09(c).
          (e) In no event shall Seller be liable, in the aggregate, for indemnification under this Section 6.09 in an amount greater than $650,000 (the "Limit"). In addition, and without regard to the Limit, in the event a final, unappealable judgment or order of a court having jurisdiction results in the eviction of the Company from, or an order to vacate, a store subject to a Consent Lease by reason of Seller's failure to have obtained a consent prior to the Closing, then Seller shall pay Purchaser $320,000 with respect to the loss of that store; provided further, that with respect to the stores listed on
Schedule 6.09(a), the amount so payable with respect to the loss of any store so listed shall be $110,000; and further provided, however, that neither Purchaser nor the Company shall be required to appeal any eviction judgment or order to vacate of (i) a Florida court relating to a Consent Lease for a store located in Florida or (ii) a Georgia court relating to a Consent Lease for a store located in Georgia if prior to the date of such order, either the Georgia Supreme Court, the Georgia Court of Appeals or the United States Court of Appeals for the Eleventh Circuit, applying Georgia law, has published a decision holding that a sale of a controlling corporate stock interest constitutes an assignment of lease where the lease prohibits assignment but does not expressly state that a sale of a controlling corporate stock interest is deemed an assignment. The foregoing to the contrary notwithstanding: (i) subject in all events to the Limit, to the extent a consent or settlement with a landlord under a Consent Lease, whether entered into before, or prior to the first anniversary of, the Closing (or entered into thereafter in settlement of a claim, litigation or proceeding that was pending on the first anniversary of the Closing), requires an increase in rent, the amount indemnifiable under this Section 6.09 shall be limited to the amount of the rent increase for the lesser of the three-year period following the Closing or the remaining term of the lease, provided that, subject in all events to the Limit, if prior to the third anniversary of the Closing, the Company (A) exercises its renewal option with respect to a Consent Lease, or (B) is required by any such consent or settlement to extend the term of a Consent Lease, the amount indemnifiable under this Section 6.09 shall also include that portion of any rent increase which is directly attributable to having obtained such consent of or settlement with the landlord and which is payable during that portion of the renewal or extended term ending on the third anniversary of the Closing Date; and (ii) all amounts paid by Seller to landlords under Consent Leases prior to the Closing in order to obtain consents shall reduce the Limit and Seller shall prior to the Closing notify Purchaser in a reasonably detailed writing of all amounts so paid. Any amounts payable by Seller to Purchaser under this Section 6.09(e) shall be paid within ten days after the earliest to occur of Purchaser's notice to Seller of Purchaser's incurrence of a covered expense or delivery to Seller of a copy of the applicable court decision, order or judgment resulting in the eviction of the Company from, or an order to vacate, a store subject to a Consent Lease. If Seller and Purchaser are unable to agree upon the monetary value of any concession provided to a landlord in order to obtain a consent under a Consent Lease, then such disagreement shall be submitted to binding arbitration as provided below to the American Arbitration Association ("AAA") in accordance with its rules and regulations. Each party shall select one arbitrator, with the two selected to choose the third. If the two selected are unable to choose the third within 25 days after the appointment of the first two, the third shall be appointed by the AAA. The decision of the arbitrators shall be final.
          (f) Any provision of this Agreement to the contrary notwithstanding, Seller's obligations and Purchaser's rights under this Section 6.09 shall expire on the first anniversary of the Closing, except as to claims, litigation and proceedings pending on or asserted by that date, as to which such obligations and rights shall survive until final resolution.
          (g) Any provision of this Agreement to the contrary notwithstanding, this Section 6.09 shall be Purchaser's exclusive remedy and Seller's exclusive obligation and liability with respect to the failure to obtain consents with respect to Consent Leases and is in lieu of all other representations, warranties, covenants and indemnities with respect thereto.

     6.10 LONG JOHN SILVER.
          ----------------
          (a) Prior to the Closing, Seller shall use its reasonable best efforts to obtain the written consent of Long John Silver's Inc. ("LJS") under Section
13.02 of each of the Company's License and Franchise Agreements with LJS listed on Schedule 3.03 (collectively the "LJS Agreements") to any assignment or pledge of any interest in the LJS Agreements that may be deemed to occur in connection with the transactions contemplated by this Agreement, including, without limitation, any financing in connection therewith, together with written confirmation from LJS that Purchaser and its direct and indirect stockholders will not be required to execute the guarantees referred to in Subsection 13.02
(b) (2) of the LJS Agreements and that its Owners (as defined in the LJS Agreements) will not be subject to Section 13.02(b)(3) of the LJS Agreements in connection with the transactions contemplated by this Agreement.
          (b) If Seller is unable to obtain the consent and confirmation of LJS prior to the Closing, or if the LJS Agreements are terminated prior to the Closing, then provided all other conditions to the Closing have been fulfilled or waived, Purchaser and Seller shall nonetheless be obligated to close the transactions contemplated hereby.
          (c) Subject to the limitations specified below, Seller shall indemnify Purchaser for all amounts paid to LJS and all out-of-pocket expenses (including reasonable attorneys' fees) incurred by Purchaser by reason of Seller's failure to obtain the LJS consent and confirmation prior to the Closing. In the event that LJS refuses to provide its consent and confirmation, Seller may take all actions necessary to terminate the LJS Agreements; provided that Seller shall consult with Purchaser prior to taking any such action. In the event of any litigation or proceeding involving LJS, the provisions of Section 10.05 shall apply provided that Purchaser shall be entitled to assume and control the defense of any litigation or proceeding (and Seller may participate at its own cost) if there is a reasonable basis to conclude that Damages may exceed $120,000.
          (d) In no event shall Seller's liability, in the aggregate, for indemnification under this Section 6.10 exceed $120,000.
          (e) Any provision of this Agreement to the contrary notwithstanding, Seller's obligations and Purchaser's rights under this Section 6.10 shall expire on the first anniversary of the Closing, except as to claims, litigation or proceedings pending on or asserted by that date, as to which such obligations and rights shall survive until final resolution.
          (f) Any provision of this Agreement to the contrary notwithstanding, this Section 6.10 shall be Purchaser's exclusive right and remedy and Seller's exclusive obligation and liability with respect to Seller's failure to obtain the LJS consent and confirmation prior to the Closing and is in lieu of all other representations, warranties, covenants and indemnities with respect thereto.

                 6.11 FURTHER ASSURANCES.  Each party shall execute and deliver
                      ------------------
such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement. The parties shall give prompt notice to each other of the breach of any representation, warranty or covenant contained in this Agreement and shall use all reasonable best efforts to remedy such breach. In addition, Seller or the Company shall give prompt notice to Purchaser of any material developments involving the operations or activities of the Company including, without limitation, matters pertaining to Environmental Conditions (with respect to which, after such notification, Purchaser may consult with Marcia Glick). The second and third sentences of this Section 6.11 shall not survive the Closing and shall not affect Purchaser's obligations under Section 10.03(b).

                 6.12 SUPPLEMENTS TO SCHEDULES.
                      ------------------------
                      (a) From time to time prior to the Closing, each party shall promptly supplement or amend its Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules.
                      (b) For purposes of determining the satisfaction of the conditions set forth in Sections 8.01 and 9.01, respectively, the Schedules shall be deemed to include only the information contained therein on the date hereof, without regard to any supplement or amendment, except those previously accepted in writing by Purchaser, in the case of Section 8.01, and Seller, in the case of Section 9.01.
                      (c) For purposes of determining the accuracy of the representations and warranties of a party contained in this Agreement in order to determine the right of the other party to any indemnification under Article X hereof, the Schedules attached hereto on the date hereof and any supplement or amendment thereto provided pursuant to Section 6.12 (a) hereof shall be deemed included.

                 6.13 TAX MATTERS.
                      -----------
                      (a) The parties agree that after the Closing Date, Seller shall have the right to review drafts of and approve (which approval shall not be unreasonably withheld) all tax returns of the Company relating to taxable periods ending (i) on or before the Closing Date and (ii) after the Closing Date, which encompass periods prior to the Closing Date. Copies of each draft tax return shall be delivered to Seller at least 60 days prior to the proposed filing date thereof. If Seller does not give Purchaser notice of any objection to such draft within 30 days of receipt of the draft, Seller shall be deemed to have approved such draft. Purchaser shall, and shall cause the Company to, cooperate with Seller in the review of all such tax returns and in connection therewith provide Seller and its accountants, attorneys and other representatives reasonable access to any and all books, records and data with respect to the Company relevant to such tax returns, including, without limitation, financial statements, management accounts and work papers of the Company's accounting department and the Company's independent accountants.

          (b) In the event of a dispute with respect to any such tax return, Purchaser and Seller shall attempt to reconcile their differences. If Purchaser and Seller are unable to do so within ten (10) days, Purchaser and Seller shall submit the disputed items for resolution to Price Waterhouse (the "Independent Accounting Firm"), which, within 15 days from such submission, shall determine and report to the parties upon such disputed items, and such report shall be final, binding and conclusive on the parties hereto and such tax return shall be filed on a basis which reflects such report. In acting pursuant to this Section 6.13(b) the Independent Accounting Firm shall have the rights, privileges and immunities of an arbitrator, and its fees shall be paid one-half by Purchaser and one-half by Seller.
          (c) The provisions of subsections (a) and (b) of this Section 6.13 or any approval of any tax return by Seller notwithstanding, Seller shall have no liability pursuant to Article X or otherwise arising from or relating to any tax election or amended return filed by Purchaser or the Company or any change in the Company's tax accounting principles or policies after the Closing which recharacterizes, restates or otherwise affects any item for any taxable period ending on or prior to the Closing Date, except elections, amended returns or changes required by any law in effect as of the Closing Date or by any audit of periods prior to the Closing Date.
          (d) From and after the Closing, Seller shall indemnify and hold harmless Purchaser and the Company against (i) any federal, state, local or foreign tax, including any interest, penalty or addition ("Taxes"), imposed on any member of any affiliated group (other than the Company) with which Seller files or has filed a tax return on a consolidated, combined or unitary basis for a taxable year or period ending on or before the Closing Date with respect to income of a member (other than the Company); (ii) Taxes or other payments required to be made after the date of the Balance Sheet by the Company to any party under any Tax sharing, indemnity or allocation agreement (whether or not written) except Taxes payable on the income of the Company; or (iii) Taxes imposed on the Company for periods ending on or prior to the date of the Balance Sheet and Taxes properly apportioned for any partial period through the date of the Balance Sheet (apportioned as if the date of the Balance Sheet were the end of a taxable year or period), which Taxes have not been either (x) paid prior to the date of the Balance Sheet or (y) accrued as "Income taxes payable", "Other taxes payable" or "Deferred income taxes payable" in the Current Liabilities section of the Balance Sheet. Nothing in this Agreement shall require Seller to pay, reimburse or indemnify any taxes paid or payable on the income of the Company for periods beginning after the date of the Balance Sheet or properly apportioned and payable for any partial period beginning the day after the date of the Balance Sheet (apportioned as if the day after the date of the Balance Sheet were the beginning of a taxable year or period).
          (e) Any provision of this Agreement to the contrary notwithstanding, if Federal and/or State tax authorities challenge the Company's treatment (the "Treatment") of certain of its stores as "retail motor fuels outlets" under
Section 168(e)(3)(E)(iii) of the Code using an applicable recovery period of 15 years and/or any corresponding provision of state law for tax periods ending on or before the Closing Date

(and for partial periods through the Closing Date, apportioned as if the Closing Date were the end of a taxable year or period), then Purchaser and Seller shall each bear one-half of any taxes, interest and/or penalties payable by the Company in connection therewith and one-half of all out-of-pocket expenses (including reasonable attorneys' and accountants' fees) incurred in connection therewith; provided, however, that in no event shall Purchaser's liability, in the aggregate, for such taxes, interest and/or penalties exceed $2,180,000 (and Seller shall bear 100% of any such taxes, interest and/or penalties exceeding $4,360,000); and further provided, however, that in no event shall Seller's liability for such out-of-pocket expenses exceed, in the aggregate, $500,000 (and Purchaser shall bear 100% of any such out-of-pocket expenses exceeding $1,000,000). The liability of the parties under this subsection 6.13(e) shall be determined without regard to any tax benefit to the Company, as determined under subsection 10.04(b)(ii)(A) or otherwise, and the liability of Seller under this subsection 6.13(e) shall be determined without regard to subsection 10.04(b)(i). In the event of any audit, litigation, proceeding or appeal with respect to the Treatment, the provisions of Section 10.05 shall apply, but Purchaser and the Company shall be deemed the "Indemnifying Party" and Seller shall be deemed the "Indemnified Party" (except that Purchaser shall give Seller prompt notice of any such audit, litigation, proceeding or appeal and the provisions of this subsection 6.13(e) shall control the payment of out-of-pocket expenses (including reasonable attorneys' and accountants' fees)). Any provision of this Agreement to the contrary notwithstanding, this subsection 6.13(e) shall be Purchaser's exclusive right and remedy and Seller's exclusive obligation and liability with respect to the Company's liability for taxes, interest and/or penalties and out-of-pocket expenses relating to any challenge by a tax authority of the Treatment for tax periods ending on or before the Closing Date (and for partial periods through the Closing Date, apportioned as if the Closing Date were the end of a taxable year or period) and is in lieu of all other representations, warranties, covenants and indemnities with respect thereto.
          (f) Seller and Purchaser mutually agree that any indemnification payment made by one party to the other pursuant to Sections 6.06(b), 6.09, 6.10 or 6.13 or Article X shall be treated as an adjustment to the purchase price, and shall be accounted for as such for all tax purposes.
          (g) As of the Closing Date, any and all tax sharing, indemnity or allocation agreements shall terminate as between the Company and Seller and, after the Closing Date, no Taxes or other amounts shall be paid or reimbursed by the Company under any such agreement, regardless of the taxable year or period for which such Taxes are imposed, but nothing herein shall relieve the Company from any liability to pay Taxes payable on its income.
          (h) After the date of the Balance Sheet, the Company has paid, and shall continue to pay, only taxes incurred in the ordinary course of business consistent with past practices and, with respect to taxes that are payable under a tax sharing, indemnity or allocation agreement, shall pay only such taxes as are set forth on Schedule 6.13.

               (i) Seller shall obtain shareholder approval from the shareholder of the Company or of Seller, as reasonably requested by Purchaser, with respect to any agreement under which a payment may be made which, in Purchaser's reasonable judgment, could constitute a parachute payment under Code Section 280G and Proposed Treasury Regulations Section 1.280G-1, A-7.

          6.14 ACQUISITION PROPOSALS. Prior to the Closing or termination of
               ---------------------
this Agreement under Article XI, neither Seller nor the Company nor any of their respective directors, partners, officers, employees or other representatives or agents shall, directly or indirectly, communicate, solicit, initiate, encourage or participate in (including furnishing non-public information concerning the Company's business, properties or assets) any negotiations with regard to any proposal to acquire, directly or indirectly, any shares of the capital stock of Seller or the Company, or to invest any funds in Seller or the Company, whether such proposed acquisition or investment involves a stock sale, exchange offer, merger or other business combination involving Seller or the Company or the acquisition of a substantial portion of the assets of Seller or the Company; provided that nothing in this Section 6.14 shall prohibit any transfer of the shares or assets of Seller (other than capital stock of the Company) to any affiliate of Seller.

          6.15 RESERVE.    Seller and Purchaser have mutually agreed that
               --------
the Company reflect: (a) on the Balance Sheet (i) a long-term liability for "Accrued Environmental Remediation" in the amount of $3,150,000 and (ii) an additional current liability of $231,000 relating to underground storage tank removal ((i) and (ii) being collectively referred to as the "Environmental Accruals"); (b) on the Statement of Operations for the five months ended May 31, 1997, a reduction of "Income Before Provision for Income Taxes" resulting from the Environmental Accruals (the "Pre-Tax Reduction"); and (c) other changes in the Balance Sheet and the Statement of Operations directly resulting from the Environmental Accruals and/or the Pre-Tax Reduction (the "Related Changes"). Purchaser agrees that: (a) Seller makes no representation, warranty or covenant of any nature with respect to the Environmental Accruals, the Pre-Tax Reduction or the Related Changes; and (b) the Environmental Accruals, the Pre-Tax Reduction and the Related Changes shall in no way affect, or be considered in any way in determining the accuracy or breach of, any representation, warranty, disclaimer or covenant set forth in this Agreement, including, without limitation, those set forth in Sections 3.06, 3.07, 3.08, 3.19, 3.24, 3.28, 5.04, 5.05, 6.12, 8.01, 10.02 and 10.03.


                                  ARTICLE VII
                               MUTUAL CONDITIONS
                               -----------------

          The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by each party.

          7.01 HART-SCOTT-RODINO ACT. All applicable waiting periods (and any
               ---------------------
extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

          7.02 ORDERS; ETC. Neither party hereto shall be subject to any order
               -----------
or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement.

                                 ARTICLE VIII
                     CONDITIONS TO PURCHASER'S OBLIGATIONS
                     -------------------------------------

          Each and every obligation of Purchaser under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Purchaser:

          8.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and
               -----------------------------------
warranties of Seller contained in Article III hereof shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for Section 3.08(a).

          8.02 PERFORMANCE. Seller shall have performed and complied with all
               -----------
agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          8.03 CERTIFICATES. Seller shall have furnished Purchaser with such
               ------------
certificates of Seller to evidence compliance with the conditions set forth in this Article VIII as may reasonably be requested by Purchaser.

          8.04 INDEMNITY. The Company shall have obtained an indemnity letter
               ---------
from a tobacco manufacturer in connection with each tobacco lawsuit pending on the date hereof, in form and substance substantially similar to the ones already obtained by the Company.

          8.05 RESIGNATIONS. Purchaser shall have received letters of
               ------------
resignation from each of the members of the Company's Board of Directors, effective as of the Closing Date.

          8.06 AUCHAN LETTER. Seller shall have furnished to Purchaser a letter
               -------------
from

Auchan SA ("Auchan") in the form of Schedule 8.06 hereto (the "Auchan Letter") pursuant to which Auchan agrees to be jointly and severally liable for the obligations of Seller under this Agreement to the same extent as if Auchan were a party hereto.

          8.07 LEGAL OPINIONS. Purchaser shall have received opinions of in-
               --------------
house French counsel to Auchan and U.S. counsels to Seller and the Company in the forms of Schedule 8.07(a), (b), (c) and (d) hereof, respectively.

          8.08 REGULATORY AND OTHER AUTHORIZATIONS AND CONSENTS. Subject to
               ------------------------------------------------
Sections 6.05, 6.09 and 6.10 all authorizations, consents, approvals and permits of federal, state and local governmental agencies and third parties necessary to the consummation of the transactions contemplated by this Agreement or necessary to the continued operation of the business of the Company after the Closing to the extent they must be obtained prior to the Closing shall have been obtained, except those which the failure to obtain would not have a Material Adverse Effect; provided, however, that if Purchaser waives the requirements of this
Section 8.08 with respect to any such authorization, consent, approval or permit, Seller shall have no liability for "Damages" (as hereinafter defined) with respect thereto.

          8.09 MATERIAL ADVERSE CHANGE. During the period commencing on the date
               -----------------------
of this Agreement and ending on October 15, 1997, the Company shall not have suffered any material adverse change in its financial condition, business, operations or prospects, excluding any such change, directly or indirectly, caused by or resulting from any Environmental Condition or by business or economic conditions which are generally applicable to companies in the Company's industry.

                                   ARTICLE IX
                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

          Each and every obligation of Seller under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Seller:

          9.01 REPRESENTATIONS AND WARRANTIES TRUE.  The representations
               -----------------------------------
and warranties of Purchaser contained in Article IV hereof shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.
START HERE

          9.02 PERFORMANCE.  Purchaser shall have performed and complied
               -----------
with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          9.03 CERTIFICATES.  Purchaser shall have furnished Seller with
               ------------
such certificates of its officers to evidence compliance with the conditions set forth in this Article IX as may reasonably be requested by Seller.

          9.04 LEGAL OPINIONS.  Seller shall have received opinions of
               --------------
counsel to Purchaser and its assignee, if applicable, in the forms of Schedule 9.04(a) and (b) hereof.

                                   ARTICLE X
                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

          10.01 SURVIVAL.
                --------
                    (a) All representations and warranties made by any party in this Agreement shall survive the Closing hereunder for a period of twelve months following the Closing; provided that the representations and warranties contained in Sections 3.01 and 3.04 shall survive the Closing in perpetuity and the representations and warranties set forth in Sections 3.16 and 3.17 shall survive the Closing through the applicable statute of limitations period. Anything in this Agreement to the contrary notwithstanding, no claim based upon misrepresentation or breach of representation or warranty shall be made, no action or litigation with respect thereto commenced, and no remedy shall be available unless written notice specifying with particularity the misrepresentation or breach claimed shall have been delivered on or prior to the expiration of such period in which case such representation or warranty shall survive until the claim with respect thereto has been finally resolved.
                    (b) Except as otherwise provided herein, all covenants and agreements made by any party in this Agreement shall survive the Closing hereunder until all obligations set forth therein shall have been satisfied.

          10.02 INDEMNIFICATION BY SELLER.  Subject to the limitations and
                -------------------------
conditions set forth in this Article X, Seller hereby agrees to indemnify, defend and hold harmless Purchaser and each subsidiary, affiliate, director, officer, employee or agent of Purchaser from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses of investigation, enforcement and collection (collectively "Damages"), asserted against or imposed upon or incurred by Purchaser or any subsidiary or affiliate, director, officer, employee or agent of Purchaser arising or resulting from a breach of any representation, warranty or covenant of Seller contained in this Agreement.

          10.03 INDEMNIFICATION BY PURCHASER. Subject to the limitations
                ----------------------------
and conditions set forth in this Article X, Purchaser and the Company, jointly and severally, agree to indemnify, defend and hold harmless Seller, and each subsidiary, affiliate, director, officer, employee or agent of Seller from and against all Damages asserted against or imposed upon or incurred by Seller or any subsidiary, affiliate, director, officer, employee or agent of Seller arising or resulting from (a) a breach of any representation, warranty or covenant of Purchaser contained in this Agreement, (b) any Environmental Condition or (c) the assets, liabilities, business, operations or employees of the Company, whether accruing before or after the Closing Date, provided that nothing in this clause (c) shall relieve Seller from any liability under Sections 6.06(b), 6.09, 6.10, 6.13(d), 6.13(e) or 10.02.

          10.04 LIMITATIONS ON INDEMNIFICATION.
                ------------------------------
                (a) Except as provided in Article VI, the remedies provided in this Article X shall be exclusive and shall preclude assertion by either party of any other rights or the seeking of any and all other remedies against the other for claims based on this Agreement.

                (b) Any claims for indemnity under this Agreement shall be subject to the following limitations and adjustments: (i) the provisions of
Section 10.02 shall be effective only when the aggregate amount of all Damages for which Seller may be liable under this Article X exceeds $3,981,000 in which case Seller shall be liable for only such amounts as exceed $3,981,000, provided that this limitation shall not apply to indemnification for Damages for breaches of Sections 3.01, 3.04, 6.06(b), 6.09, 6.10, 6.13(d) and 6.13(e) and further provided that with respect to Damages arising out of a breach of Sections 3.16 or 6.13 (other than as specified in subsections 6.13(d)(i) and (ii) and 6.13(e)), which breach relates to income taxes of the Company (as opposed to and excluding any other taxes, such as sales, use, value added, withholding, social security, property or any other taxes), Section 10.02 shall be effective when the amount of such Damages for which Seller may be liable exceeds $500,000; (ii) the amount of any claim by either party for indemnification shall be subject to adjustment to reflect (A) any actual direct or indirect income tax benefit (taking into account the amount of any indemnification actually received) resulting therefrom to the indemnified party, (B) any insurance coverage with respect thereto and (C) any amounts reasonably recoverable from third parties (net of expenses) based on claims the indemnified party has against such third parties which would reduce the damages that could otherwise be sustained; (iii) in no event shall Seller be liable, in the aggregate, for indemnification hereunder in an amount greater than $33,175,000, provided, however, that Damages arising with respect to breaches of Sections 3.01 and 3.04 shall not be subject to such limitation; and (iv) neither party hereto shall be liable to the other party for special, incidental, consequential or punitive damages, except that nothing in this clause (iv) shall relieve an Indemnifying Party (as hereinafter defined) from liability for such damages where an Indemnified Party (as hereinafter defined) becomes liable therefor to a third party.

                10.05  CONDITIONS OF INDEMNIFICATION.
                       -----------------------------
                (a) Any party claiming a right to indemnification hereunder (an "Indemnified Party") shall give prompt written notice to the other party (the "Indemnifying Party") of the commencement of any action, audit, investigation, suit or proceeding, the receipt of any demand or the occurrence of any item or incident in connection with which the

Indemnified Party bases its claim for indemnification from the Indemnifying Party under this Article X.

                (b) In the event the claim is a third party claim against an Indemnified Party, upon notice from the Indemnified Party, the Indemnifying Party may assume the defense of any such action, audit, investigation, suit, proceeding or demand, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof, subject to the provisions of
Section 10.04; provided that the Indemnifying Party's counsel shall be reasonably satisfactory to the Indemnified Party; and provided further that (i) the Indemnified Party is kept fully informed of all developments and is furnished copies of all relevant papers; (ii) the Indemnifying Party diligently prosecutes the defense; and (iii) the Indemnified Party shall have the right to participate, at its own expense and through counsel selected by it, in the defense of any such claim. The Indemnifying Party shall give notice to the Indemnified Party as to its intention to assume the defense of any such action, audit, investigation, suit, proceeding or demand within twenty (20) days after the date of the Indemnified Party's notice thereof. If the Indemnifying Party assumes the defense of such action, audit, investigation, suit, proceeding or demand, (i) no compromise or settlement thereof may be effected by the Indemnified Party without the Indemnifying Party's prior written consent (which shall not unreasonably be withheld) and (ii) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If the Indemnifying Party does not, within twenty (20) days after the receipt of written notice from the Indemnified Party, give notice to the Indemnified Party of its assumption of the defense of the action, audit, investigation, suit, proceeding or demand in question, then subject to the right of the Indemnifying Party, upon written notice to Indemnified Party, to assume the defense thereof, at any time prior to settlement, compromise or final determination, the Indemnifying Party shall be bound by the Indemnified Party's control of the defense thereof and by any determination made in such action, audit, investigation, suit, proceeding or demand by a court or decision maker of competent jurisdiction, but no compromise or settlement may be effected by the Indemnified Party without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld).

                                   ARTICLE XI
                            TERMINATION AND REMEDIES
                            ------------------------

                 11.01  TERMINATION. Anything in this Agreement to the contrary
                        -----------
notwithstanding:

                        (a)   MUTUAL CONSENT. This Agreement may be terminated
                              --------------
by the mutual consent of the parties hereto, in which event the parties shall promptly issue joint instructions to the Escrow Agent to release the Earnest Money and all interest earned thereon to Purchaser.

                        (b)   DEFAULT. In the event that a party hereto shall,
                              -------
                              contrary to the
terms of this Agreement, intentionally take any action which prevents consummation of the transactions contemplated hereby or intentionally fail or refuse to consummate the transactions contemplated herein or fail or refuse to take any other action referred to herein necessary to consummate the transactions contemplated herein (after any applicable conditions to such actions have been satisfied), then the non-defaulting party, after affording the defaulting party a 10-day period after notice in which to cure such breach or default, shall have the right, in addition to the other rights specified in
Section 11.02 below, to terminate this Agreement by written notice given to the other party hereto. If the defaulting party is Purchaser, the Earnest Money and all interest earned thereon shall be released to Seller. In no event shall Purchaser be in default or Seller entitled to the Earnest Money as a result of a failure or refusal of Purchaser to consummate the transactions contemplated hereby unless the conditions to the Closing set forth in Article VII and Article VIII have been satisfied or waived by Purchaser prior to the Closing.
                (c)    UPSET DATE. In the event that the Closing shall not have
                       ----------
occurred on or prior to October 31, 1997, then, unless otherwise agreed to in writing between the parties hereto, this Agreement shall terminate on or following such date (as such date may be postponed pursuant hereto), upon written notice given by one party to the other, unless the absence of such occurrence shall be due to the failure or refusal of the party seeking to terminate this Agreement of the type described in Section 11.01(b). In the event of termination pursuant to this Section 11.01(c), where there has been no failure or refusal on the part of Purchaser of the type referred to in Section 11.01(b) or no default on the part of Purchaser, the Earnest Money and all interest earned thereon shall be released to Purchaser. In no event shall Purchaser be in default or Seller be entitled to the Earnest Money as a result of a failure or refusal of Purchaser to consummate the transactions contemplated hereby unless the conditions to the Closing set forth in Article VII and Article VIII have been satisfied or waived by Purchaser prior to the Closing.
                (d)    LEGAL RESTRAINT. Either party may, by written notice to
                       ---------------
the other party, terminate this Agreement if at the time the written notice of termination is given, there is in effect a preliminary or permanent injunction enjoining consummation of the transactions contemplated hereby.

         11.02  REMEDIES.
                --------
                (a)    SPECIFIC PERFORMANCE. Subject to compliance with the
                       --------------------
terms of Section 11.02(d) hereof, any party desiring to proceed with the Closing despite any failure or refusal of the other party hereto of the type described in Section 11.01(b) hereof shall have the right to pursue the remedy of specific performance.
                (b)    DAMAGES. Subject to compliance with the terms of Section
                       -------
11.02(d) hereof, any party terminating this Agreement pursuant to Section 11.01(b) hereof shall, if the failure or refusal referred to in Section 11.01(b) hereof constituted a material breach of this Agreement, have the right to sue for damages and all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, theretofore suffered and sustained by the non-defaulting party; provided, that no party shall be liable to the other for special, incidental, consequential or punitive damages by reason of such breach. The foregoing to the contrary notwithstanding, if the prevailing party is Seller, Seller shall receive (as liquidated damages and as its sole and exclusive remedy for loss of its bargain and not as a penalty) the Earnest Money and all interest earned thereon.
                (c)    EFFECT OF TERMINATION. Except as set forth in Section
                       ---------------------
11.02(b) above, any termination of this Agreement by any party hereto shall have the effect of causing this Agreement to thereupon become void and of no further force or effect whatsoever, and thereupon no party hereto will have any rights, duties, liabilities or obligations of any kind or nature whatsoever against any other party hereto based upon either this Agreement or the transactions contemplated hereby, except in each case the obligations of each party for its own expenses incurred in connection with the transactions contemplated by this Agreement as provided in Section 12.04 and the obligations of each party with respect to confidentiality set forth in Section 6.02 hereof.
                (d)    CURE PERIOD. Any party seeking any form of relief
                       -----------
referred to in Sections 11.02(a) or (b) hereof shall, as a condition to the right to seek such relief, afford the defaulting party hereto with a 10-day period to effect reasonable cure of such breach or default.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

          12.01 COMMISSIONS AND FINDERS' FEES.  Each of the parties
                -----------------------------
represents that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with Purchaser in such manner as not to give rise to any claims against any of the parties hereto for a brokerage commission, finders' fee or other like payment, except for any fees owed to Societe Generale Securities Corporation, which are the responsibility of Seller. Insofar as any such claims are made which are alleged to be based on an agreement or arrangements made by, or on behalf of, a party, such party agrees to indemnify and hold the other party harmless from and against all liability, loss, cost, charge or expense, including reasonable counsel fees, arising therefrom.

          12.02 AMENDMENT AND MODIFICATION.  This Agreement may only be
                --------------------------
amended, modified and supplemented by written agreement executed by Purchaser and Seller.
          12.03 WAIVER OF COMPLIANCE.  Any failure of Seller, on the one
                --------------------
hand, or Purchaser, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Purchaser or Seller, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          12.04 EXPENSES. Subject to Article XI hereof and the parties'
                --------
ability to collect all Damages from a breach of this Agreement, if the transactions contemplated by this Agreement are not consummated, each of the parties hereto will pay its own expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated by this Agreement, including, without limitation, all fees of its counsel. If the transactions contemplated by this Agreement are consummated, the Company shall pay all expenses of Purchaser in connection therewith. In addition, Seller shall bear the expense of any stock transfer tax or sales tax applicable to the transactions contemplated hereby.

          12.05 NOTICES.  All notices, requests, demands and other
                -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid or delivered by express delivery or facsimile transmission (with copy by mail):

(a)         If to Seller, to:

                 Docks U.S.A., Inc.
                 c/o SA Auchan
                 40 Avenue de Flandre
                 59170 Croix, France
                 Attention:  Directeur Financier Groupe
                 Fax:    33.3.20.89.25.02

            With a copy to:

                 Bureau Francis Lefebvre - New York
                 712 Fifth Avenue, 29/th/ floor
                 New York, NY 10019
                 Attention:  Carina Levintoff, Esq.
                 Fax:    (212) 246-2951

or to such other person or address as Seller shall furnish to Purchaser in writing.

(b)         If to Purchaser, to:

                 PH Holding Corporation
                 c/o The Pantry, Inc.
                 1801 Douglas Drive
                 Sanford, NC 27330
                 Attention:  Peter J. Sodini
                 Fax:    (919) 774-3329

            With a copy to:

                 Freeman Spogli & Co. Incorporated
                 11100 Santa Monica Boulevard, Suite 1900
                 Los Angeles, CA 90025
                 Attention:  Charles P. Rullman and Jon D. Ralph
                 Fax:    (310) 444-1870

            and to:

                 Riordan & McKinzie
                 300 South Grand Avenue, 29/th/ Floor
                 Los Angeles, CA 90071
                 Attention:  Richard J. Welch, Esq.
                 Fax:    (213) 229-8550

or to such other person or address as Purchaser shall furnish to Seller in writing.

          12.06 ASSIGNMENT.  This Agreement and all of the provisions
                ----------
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, except that Purchaser may assign its rights hereunder to any lender or to a wholly-owned subsidiary of Purchaser, and Seller may assign its rights hereunder to an affiliate of Seller in accordance with Section 6.14, provided that no such assignment shall relieve the assignor of any of its obligations hereunder.

          12.07 GOVERNING LAW.
                -------------
                (a) This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law doctrine. In the event of a breach of this Agreement by Seller, on the one hand, or Purchaser, on the other hand, the non-breaching party shall be entitled to recover its costs and expenses (including reasonable attorneys' fees) incurred in enforcing this Agreement.
                (b) The parties hereto, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably (i) consent and subject themselves to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City in respect of any and all matters arising under or in connection with this Agreement, (ii) agree that all claims, actions and proceedings arising under or relating to this Agreement may be heard and determined in any such court, (iii) agree not to bring any action or proceeding arising out of or relating to this Agreement in any other forum, and (iv) agree to the enforcement of any judgment rendered by any such court in any court in the United States or foreign jurisdiction, in accordance with the laws governing enforcement of judgments in that jurisdiction. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Service of process, notices and demands of any such court may be made upon any party by personal service at any place where it may be found or by mailing copies of such process, notices, demands and communications by certified or registered mail, postage prepaid and return receipt requested, to the address of such party hereinabove set forth. Each party irrevocably and unconditionally waives its right to a trial by jury.

          12.08 COUNTERPARTS.  This Agreement may be executed
                ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.09 EFFECTIVENESS; BINDING EFFECT.  This Agreement shall
                -----------------------------
become effective as to each party hereto when and only when this Agreement shall have been executed by such party; provided, however, that this Agreement shall
                                  --------  -------
be null and void ab initio as to each party hereto in the event that both
                 -- ------
parties hereto shall not have executed this Agreement within five (5) days of the date upon which any party hereto shall have executed this Agreement.

          12.10 HEADINGS.  The headings of the Sections and Articles of
                --------
this Agreement are inserted for convenience only and shall not constitute a part hereof.

          12.11 ENTIRE AGREEMENT.  This Agreement, including the Schedules
                ----------------
hereto, and the Escrow Agreement set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, express or implied, by any officer, employee or representative of any party hereto, except the Confidentiality Agreement, which remains in full force and effect.

          12.12 THIRD PARTIES.  Except as specifically set forth or
                -------------
referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

          12.13 NO RECOURSE AGAINST OTHERS.  This Agreement is solely and
                --------------------------
exclusively between Purchaser and Seller and any obligations of Seller created herein shall be the obligations solely of Seller. The directors, officers, employees, representatives and affiliates of Seller or the Company shall have no liability for any obligations of Seller under this Agreement or for any Damages based on, in respect of or by reason of this Agreement or Seller's obligations hereunder or any breach thereof. Purchaser, for itself and its affiliates (including, post-Closing, the Company), hereby waives, remises and releases each director, officer, employee, representative and affiliate of Seller and the Company from all such obligations and Damages. The directors, officers, employees, representatives and affiliates of Purchaser (other than the Company) shall have no liability for any obligations of Purchaser or the Company under this Agreement or for any Damages based on, in respect of or by reason of this Agreement or Purchaser's or the Company's obligations hereunder or any breach thereof. Seller, for itself and its affiliates, hereby waives, remises and releases each director, officer, employee, representative and affiliate of Purchaser (other than the Company) from all such obligations and Damages.

          12.14 MUTUAL AGREEMENT.  This Agreement embodies the arm's-
                ----------------
length negotiation and mutual agreement between the parties hereto and shall not be construed against any party as having been drafted by it.

          12.15 SEVERABILITY.  If in any jurisdiction, any provision of
                ------------
this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, each by its duly authorized officer, all as of the day and year first above written.


                               DOCKS U.S.A., INC.

                               By: /s/ Guy Geffroy
                                  ----------------
                               Title: Treasurer


                               PH HOLDING CORPORATION

                               By: /s/ Peter J. Sodini
                                  --------------------
                               Title: President


                               LIL' CHAMP FOOD STORES, INC.
                               solely for the purpose of Section 10.03

                               By: /s/ Eddie K. Jackson
                                  ---------------------
                               Title: President